Exhibit 10.36

Comprehensive Line of Credit
ShenZhen Development Bank
July 2009

Special Statement

In order to secure your company’s legitimate interest, before you sign this contract, please read carefully and make sure the accuracy of the following details.

1.	The application files submitted from your company must be true, complete, legitimate, and effective. Misrepresentation, misleading or significant omission are strictly forbidden.

2.	The applicant must make a thorough reading about every clause, especially for the part with bold letters. Please confirm you fully understand the meaning and legal consequences of these parts.

3.
Before signing this contract, your company is eligible to update the details. Once the contract take effect, your company is required to fulfill the obligations as well as sharing the rights of the contract.

4.	For your company’s interest, please contract us in 10 days of any changes, such as living address, mailing address, contact number, business operating fields, and legal representative.

5.	If you have any question regarding this contract, please feel free to consult our bank.

Line of Credit

Party A: Shenzhen Development Bank-Dalian XiGang Branch
Address: # 219, Huanghe road, Xigang District, Dalian, Liaoning Province
Telephone: 0411-83780088
Branch Contact: Baigang, Yuan

Party B: Dalian TOFA New Materials Development Co, ltd
Address: 18-2-401 Gangjing Garden, Dandong Street, Zhongshan District, Dalian, Liaoning Province, People’s Republic of China 116001
Telephone: 0411-82789758
Contact: Chuantao Zheng

According to relevant legal provisions, Party A and Party B have the same agreement, therefore created this contract, and both parties will comply with all articles in this contract.

Article 1: Content of line of credit

A-	The amount of line of credit: RMB 25,000,000
Other currencies beside RMB have to be calculated under the real time foreign currency exchange rate
B-	Tenure: November 24th 2009 to November 23rd 2010
During this period, this particular line of credit can be reused, but the amount, time limit and purposes have to be agreed by both parties. More importantly, the total amount of any form of use for this line of credit can not exceed the originally issued amount of 25,000,000.
Under this contract, the starting date of any business activities of Party B has to be sticky to the tenure, and the closing date of the business activities can be negotiated by both parties depends on this particular condition.

Starting from November 24th 2009 to the next 6month, if party A has not grant Party B this line of credit, this contract will be cancelled automatically.

Article 2: Details of transferred credits
Party B is not planning to transfer this line of credit to any third party

Article 3: The contract is issued under the law of People’s Republic of China, and applied to the law of People’s Republic of China. If any disputes occurred within the contract, Party A and Party B have to negotiate with each other. If both Party can not get the same agreement, then they have to comply with the first rule solve the problem.
Rule 1: Issue the application of legal proceedings to the high court where Shenzhen Development Banks located to.

Article 4: This contract does not need the enforcement of the Notarization

Article 5: Miscellaneous between Party A and Party B.

If party A does not grant any authorization letter to Party B, this contract will be closed automatically. Party B commits that all their company’s foreign exchange transaction will be transacted with party A and the total of the foreign exchange transaction can no be less than 10,000,000.

If Party B made a default on any transaction, Party A can terminate this contract immediately. If party B breaches the above clauses, Party A will cancel this line of credit without any delay.
Shenzhen Development Bank. Contract No.: 200808130019

Article 6: This contract has two copies, one for each party and both copies have legal effect.

Article 7: Mode of comprehensive line of credit
This comprehensive line of credit includes but not limited to: loan, lending, bank acceptance, discount, overdraft, factoring, guarantee, loan commitment, letter of credit.

Article 8: Use of line of credit
This line of credit must be used by the application of party B with the approval of party A as well as the signature of both parties for any business transaction.

Article 9: Declaration, guarantee, and commitment of Party B

1.
Party B is established legally in his juridical area, and has a widely accepted reputation. It also has all the requirements of permissions and approvals from the government for his operating business fields.

2.	Party B has legal rights, power, and authorization to sign, deliver, and perform this contract. This contract is available for party B and Party B has to follow all the details within the contract.
3.	Party B has committed that all the information and documentation provided must be true, complete, legal, effective, and without any evidence of misrepresentation, misleading or significant omission
4.	Party B hereby promise that it will behave properly and perform the entire obligation of this contract. It will also not breach the rules in any forms to jeopardize this contract.
5.
Party B has to notify Party A for any change of the company’s registered information, such as residence, mailing address, telephone number, business sector, and legal representatives within ten days. If party B fails to do so, party A will deliver the documents to Party B’s original registered address and mark as delivered.

6: Party B confirmed that it has carefully reviewed，fully understand all the terms of the contract. To sign this contract is the true purpose of their company

Article 10:
Company customers’ credit of limit associated with transactions under special agreements
A：Company customer is defined with the following characteristics:
1: Directly or indirectly control (or controlled by) other business enterprises’ legal representative with equity method or operating method.
2: Enterprises controlled by the third party.
3: The principal individual investors, key management person or other closely related family members (including family members within second or third generations) with controlling power directly or indirectly.
4: with the presence of other association relationship, may not transfer assets or profits at fair prices, should be regarded as company customers of credit management.

B: Any value beyond 10% of net asset between Party B and the association should be reported to party A within 10 days of the transaction. The report has to include nature, quality, amount, or price setting strategy of the trade (including transactions without money or with litter money)

Article11：Event of default and responsibilities of the default

(I) Defaulting Events
Any of the following conditions is regarded as default
1: Party B violates any requirements of the contract or party B declares that they will honor their obligation and duties of the contract.

2: The relevant certificates, documents or announcements submitted by Party B contains untrue, inaccurate, incomplete, false records, misleading statements or significant material omissions

3: Party B intentionally conceals the true information, or stops the cooperation with Party A for any business investigation, review and inspection.

4: Party B changes the use of the money for other purposes, such as inside trading, illegal trader or etc.

5: Party B violates the contract with party A or any third party (including but not limited to credit contracts, loan contracts, guarantee contracts) or issued any debt securities, or initiated disputes of the contract or securities litigation or arbitration.

6: The guarantor of Party B breaches the contract (including but not limited to credit contracts, loan contracts, and guarantee contracts) or the occurrence of default under the contract, revocation or cancellation of the contract.

7: The inefficiency of Party B to chase bad debt or unreasonably dispose their properties, assets, as well as the ignorance of bank debt

8: Party B uses (including but not limited to Party B's related parties) invalid contracts and arrangements, including but not limited to any false receivable invoices or untrue information to get money or credits from Party A or any other banks.

9: Party B uses associated transactions or any form of transaction to evade bank debt

10: Party B operating conditions of major problems, financial condition deteriorated, significant financial loss, loss of assets (including but not limited to its external security and the loss of assets), or other financial crisis

11 Party B occurrence of illegal business activities subject to administrative penalties, criminal sanctions or undergoing investigation, may be subject to administrative penalties, criminal sanctions

12 Party B appeared divided, merged, major mergers, acquisitions restructuring, disposal of major assets, capital reduction, liquidation, reorganization, revoked or declared bankrupt

13:  party B’s major shareholders or actual controller, the Party A thinks that has been or may be crisis claims under this contract. Or, B's major shareholders or actual controlled shareholders, legal representatives, senior manager issues, including but not limited due to illegal business acts subject to administrative penalties, criminal sanctions or investigation by authorities are likely to be administrative penalties, criminal sanctions, litigation or arbitration cases arise, the financial situation deteriorated, bankruptcy or dissolution, etc.

14: There are some bad changed of industry situations for party B therefore, Party A thinks endangered the contract to achieve

15: Party B fails to deposit or clearing money at party A according to the agreements.

16: Any other associates activity potential danger to the contract claims under the circumstances to achieve

(II) Default
In case that Party B incurs any of the defaulting events abovementioned, Party A shall have the right to employ one or more following measures:
1: Party A shall adjust, cancel or terminate the credit line under the Contract, or adjust the date of amount validity.

2: Party A shall announce the immediate maturity of debts in part or whole, and require immediate repayment of debts which been used.

3: Party A shall have the right to require Party B to provide additional guarantees, or take other measures to protect legitimate rights and interests of Party A

4: Party A shall directly take money from Party B or its guarantor’s account in order to pay debts under the contract or other the specific business (including prepayment of the debt Party A required), without obtaining the prior consent of Party B

5: Party A shall have the right to exercise the rights by requiring guarantor to fulfill its liabilities, or by disposing collaterals.

Article 12
The Contract shall enter into full force upon signatures and seals by parties hereto

Party A’s Seals:
Signed by Representative: /s/ Baigang, Yuan
November 24th 2009

Party B’s Seals:
Signed by Representative: /s/ Chuantao Zheng
November 24th 2009